UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            March 20, 2008

GRYPHON GOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-127635	92-0185596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 810-1130 West Pender Street, Vancouver, B.C., Canada	V6E 4A4
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code            (604) 261-2229

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On March 20, 2008, Gryphon Gold Corporation (“Registrant”) entered into a Financial and Advisory Services Agreement (the “Services Agreement”) with Matter & Associates (“M&A”). Albert J. Matter, a Director of the Company until April 8, 2008, is the sole owner of M&A.

Pursuant to the Services Agreement, M&A shall act as financial advisor to Registrant and shall perform such services as required by Registrant, including the following services (collectively, the “Services”) for a period of one year, subject to renewal by the parties:

•	facilitate sale/merger transactions for Registrant;
•	assist in the financing of Registrant;
•	assist in the maintenance of relationships with key shareholders of and prospective investors in Registrant; and
•	assist in the execution of specific objectives identified by Registrant.

In consideration for the Services, Registrant has agreed to pay M&A compensation as follows:

•	a monthly retainer of Cdn$7,500 commencing April 1, 2008;
•	250,000 stock options, 100,000 of which were issued upon signing and 150,000 of which are issuable upon completion of a sale/merger transaction involving Registrant initiated by M&A;
•	a success fee upon the closing of a sale/merger transaction involving Registrant initiated by M&A;
•	a financing bonus upon the closing of a financing initiated by M&A; and
•	reimbursement for out-of-pocket expenses incurred by M&A in connection with the Services.

The Board of Directors of Registrant approved the engagement of M&A as financial advisor on February 27, 2008.

Item 5.01.        Departure of Director.

On April 8, 2008, Albert J. Matter resigned as a director of Registrant effective immediately. To the knowledge of the executive officers of Registrant, Mr. Matter did not resign due to a disagreement with Registrant on any matter relating to Registrant’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION

By:         /s/ Anthony (Tony) D.J. Ker

Anthony (Tony) D.J. Ker

Chief Executive Officer

Dated: April 14, 2008